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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 of Anchor BanCorp Wisconsin Inc. pertaining to the Hallmark Capital Corp. 1993 Stock Option Plan for Outside Directors, as amended and the Hallmark Capital Corp. 1993 Incentive Stock Option Plan, as amended of our report dated May 9, 2001, with respect to the consolidated financial statements of Anchor BanCorp Wisconsin Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 2001, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Milwaukee, Wisconsin
November 20, 2001




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